UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020 (June 22, 2020)

Commission file number: 001-33105

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0879433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Union Square Drive, New Hope, Pennsylvania 18938
(Address of Principal Executive Office)

Registrant’s Telephone Number: (215) 862-1162

Securities registered pursuant to Section 12(b) of the Exchange Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEET	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On June 22, 2020, The Meet Group, Inc., a Delaware corporation (“Company”), became aware that a Schedule 13G (“Schedule 13G”) relating to the Company had been filed with the U.S. Securities and Exchange Commission (“SEC”) on that same date by PSquared Asset Management AG, a corporation organized under the laws of Switzerland (“Reporting Person”). In the Schedule 13G, the Reporting Person disclosed that it had acquired beneficial ownership of an aggregate of 3,600,000 shares of the common stock, par value $0.001 (“Common Stock”), of the Company representing approximately 5.01% of the issued and outstanding Common Stock.

On June 23, 2020, the Company informed the Reporting Person that, on October 4, 2019, the Company had publicly announced that its Board of Directors (“Board”) had adopted a Section 382 Tax Benefits Preservation Plan (“Tax Benefits Plan”) and that a copy of the Tax Benefits Plan was included as an exhibit to a Current Report on Form 8-K that the Company filed with the SEC on October 4, 2019. The Company further informed the Reporting Person that, under the Tax Benefits Plan, the rights issued thereunder (“Rights”) generally become exercisable if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% (“Ownership Threshold”) or more of the outstanding Common Stock, without the approval of the Board, after the first public announcement by the Company of the adoption of the Tax Benefits Plan.

The Company requested that the Reporting Person, to the extent that it became the beneficial owner of 5.01% of the issued and outstanding Common Stock, an amount in excess of the Ownership Threshold, inadvertently, including because, while the Reporting Person may have been aware of the extent of its beneficial ownership of Common Stock since it disclosed such beneficial ownership in the Schedule 13G, it had no actual knowledge of the consequences of such beneficial ownership under the Tax Benefits Plan, and wanted to avoid being deemed to be an “Acquiring Person” under the Tax Benefits Plan and the Rights from becoming exercisable, provide the Company, within ten (10) business days, the certification required by Section 1(a)(v) of the Tax Benefits Plan and confirm that the Reporting Person intends to take the actions necessary to reduce its beneficial ownership of the Common Stock to less than 4.99% of the issued and outstanding Common Stock, as required by the terms of the Tax Benefits Plan.

On June 25, 2020, the Reporting Person responded to the Company’s June 23, 2020 letter and provided a certification to the Company that it had no actual knowledge of the consequences of its beneficial ownership of 4.99% or more of the issued and outstanding Common Stock under the Tax Benefits Plan and, as of June 25, 2020, had taken the actions necessary to reduce its beneficial ownership of the Common Stock to less than 4.99% of the issued and outstanding Common Stock, as required by the terms of the Tax Benefits Plan (“Certification of Inadvertent Tax Benefits Plan Triggering Event”).

The foregoing descriptions of the Company’s June 23, 2020 letter to PSquared Asset Management AG and the Certification of Inadvertent Tax Benefits Plan Triggering Event provided by PSquared Asset Management AG to the Company on June 25, 2020 are qualified in their entirety by reference to the complete texts of both documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter, dated June 23, 2020, from The Meet Group, Inc. to PSquared Asset Management AG.
99.2	Certification of Inadvertent Tax Benefits Plan Triggering Event, dated June 25, 2020, by PSquared Asset Management AG.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	June 26, 2020	By:	/s/Geoffrey Cook
Geoffrey Cook
Chief Executive Officer